UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2019

Clearway Energy LLC

(Exact name of registrant as specified in its charter)

Delaware	333-203369	32-0407370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Carnegie Center, Suite 300, Princeton, New Jersey 08540

(Address of principal executive offices, including zip code)

(609) 608-1525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On December 6, 2019, Clearway Energy Operating LLC (the “Purchaser”), a subsidiary of Clearway Energy LLC (the “Company”), entered into a purchase and sale agreement (the “Carlsbad Purchase and Sale Agreement”) with GIP III Zephyr Carlsbad Holdings, LLC (the “Seller”). Pursuant to the terms of the Carlsbad Purchase and Sale Agreement, the Purchaser acquired from the Seller one hundred percent of the membership interests of CBAD Holdings, LLC (“Carlsbad”), which indirectly owns an approximately 527 megawatt natural gas fired power project in Carlsbad, California (the “Carlsbad Transaction”). The purchase price for the Carlsbad Transaction was $184 million in cash consideration and there will be no further adjustments to the purchase price. As part of the Carlsbad Transaction, the Company also assumed $803 million in non-recourse project level financing. The Carlsbad Transaction is the result of Clearway Energy, Inc. (“Clearway”) having elected its option to purchase Carlsbad pursuant to that certain Right of First Offer Agreement, dated as of August 31, 2018, as amended, by and among Clearway, Clearway Energy Group LLC (“CEG”) and GIP III Zephyr Acquisition Partners, L.P. (“Zephyr”).

The Carlsbad Purchase and Sale Agreement contains customary representations, warranties and covenants by the Purchaser and the Seller. Each of the Purchaser and the Seller is obligated, subject to certain limitations, to indemnify the other for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.

The foregoing description of the Carlsbad Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Carlsbad Purchase and Sale Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K (“Current Report”) and is incorporated herein by reference.

Third Amendment to Right of First Offer Agreement

On December 6, 2019, Clearway entered into the Third Amendment to Right of First Offer Agreement with CEG and Zephyr (the “Third Amendment”). The Third Amendment amends the purchase price payable by Clearway if it exercises its purchase option to acquire Carlsbad by reducing the purchase price payable for Carlsbad by the principal amount of indebtedness of the Carlsbad portfolio (other than the principal amount of existing project-level indebtedness at the time of closing), net of any fees, costs and expenses incurred in connection with the incurrence of such indebtedness, amortized since closing of the financing, and increasing the purchase price by the amount of fees and cost reimbursements incurred by the Seller under that certain Master Service Agreement, dated July 1, 2019, by and between the Purchaser and the Seller.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 8.01	Other Events.

On December 9, 2019, Clearway issued a press release announcing the Carlsbad Transaction.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated as of December 6, 2019, by and between Clearway Energy Operating LLC and GIP III Zephyr Carlsbad Holdings, LLC.*

10.1	Third Amendment to Right of First Offer Agreement, dated as of December 6, 2019, by and between Clearway Energy Group LLC, Clearway Energy, Inc. and GIP III Zephyr Acquisition Partners, L.P.

99.1	Press Release, dated December 9, 2019.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

 ______________

*	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearway Energy LLC

By:	/s/ Kevin P. Malcarney
Kevin P. Malcarney
General Counsel and Corporate Secretary

Date:  December 9, 2019